Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2021 (March 17, 2021, as to the reorganization described in Note 15), relating to the financial statements of Alignment Healthcare, Inc. (formerly Alignment Healthcare Holdings, LLC), appearing in Registration Statement No 333-253824 on Form S-1 of Alignment Healthcare, Inc.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

March 30, 2021